EXHIBIT 23.45

CONSENT OF WSP CANADA INC.

Reference is made to the Registration Statement on Form S-8, and any amendments or supplements thereto, and the documents incorporated by reference therein (the “Registration Statement”) of Equinox Gold Corp. to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

WSP Canada Inc. (“WSP”) hereby consents to the use of and reference to its name and the inclusion and incorporation by reference in the Registration Statement, including any amendments or supplements thereto, of information derived or summarized from the technical report dated November 18, 2024, entitled “Technical Report – Musselwhite Mine, Ontario, Canada” (the “Technical Report”), or portions thereof, that was prepared by WSP, that WSP supervised the preparation of and/or that was reviewed and approved by WSP.

WSP is the former employer of Paul Gauthier, who is named as an author of the Technical Report. WSP employed Paul Gauthier at the date of the signing of the Technical Report.

WSP CANADA INC.

/s/ Jerry DeWolfe
By: Jerry DeWolfe, P. Geo.

Dated: August 6, 2026